Exhibit 99.1

    PAB Bankshares, Inc. Announces Third Quarter 2004 Earnings and
             Resignation of Director Michael E. Ricketson

    VALDOSTA, Ga.--(BUSINESS WIRE)--Nov. 1, 2004--PAB Bankshares, Inc. (AMEX:PAB), the holding company for The Park Avenue Bank, announced its preliminary results of operations for the quarter ending September 30, 2004. The Company reported net income of $2.06 million, or $0.21 per diluted share, for the quarter, a 23% increase over the $1.68 million, or $0.18 per diluted share, reported for the third quarter of 2003. For the nine months ending September 30, 2004, the Company reported net income of $6.31 million, or $0.65 per diluted share, a 20% increase over the $5.24 million, or $0.55 per diluted share, reported for the first nine months of 2003.
    The net income reported for the third quarter of 2004 provided a 10.29% return on average equity ("ROE") and a 1.06% return on average assets ("ROA"), compared to a 8.99% ROE and a 0.89% ROA reported for the third quarter of 2003. For the first nine months of 2004, the Company reported an ROE of 10.70% and an ROA of 1.13%, compared to an ROE of 9.51% and an ROA of 0.95% for the same period in 2003.
    The primary reason for the Company's improved earnings was an increase in net interest margin. The Company had a 4.35% net interest margin during the third quarter of 2004 compared to a 4.02% margin for the same period in 2003. The margin improvement and the resulting improvement in earnings were primarily the result of loan growth and a lower cost of funds. The average balance of loans outstanding during the third quarter of 2004 was $572.1 million, an 8% increase over the average for the third quarter of 2003. The Company's cost of funds was 1.77% for the third quarter of 2004, a 29 basis point decrease compared to 2.06% for the third quarter of 2003.
    Included in noninterest expense for the third quarter of 2004 was a one-time $686,000 severance accrual due to former President and CEO Michael E. Ricketson, who retired from the Company on August 9, 2004. During the third quarter of 2003, the Company incurred a $1.44 million prepayment penalty to pay off $14.5 million in debt that had an average remaining life of over five years and carried an average rate of 5.54%, and the Company recognized securities gains of $1.05 million.
    The Company reported total assets of $797.1 million, total loans of $600.5 million, and total deposits of $575.8 million as of September 30, 2004. The Company's loan portfolio increased $45.9 million, or 8%, during the quarter, and has increased $68.9 million, or 13%, since September 30, 2003.
    In other news, the Company announced that on October 27, 2004, Mr. Ricketson resigned from the Board of Directors of the Company and the Bank to pursue other interests. As permitted by the Company's By-Laws, the vacancy created by Mr. Ricketson's resignation may be filled by the Board of Directors.
    The Company's sole operating subsidiary bank, The Park Avenue Bank, operates 17 branch offices and two loan production offices in Valdosta, Adel, Athens, Bainbridge, Baxley, Cairo, Hazlehurst, McDonough, Oakwood, Statesboro, and Stockbridge, Georgia, and in Ocala and St. Augustine, Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company is available on the Internet at www.pabbankshares.com. Additional information on the products and services offered by The Park Avenue Bank is available on the Internet at www.parkavebank.com.

    Certain matters set forth in this news release are forward-looking statements, including earnings growth, and are based upon management's beliefs as well as assumptions made by and data currently available to management. When words like "anticipate," "believe," "intend," "plan," "expect," "estimate," "could," "should," "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by our Bank; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully; (6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; and (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals. The Company undertakes no obligation to revise these statements following the date of this press release.


PAB Bankshares, Inc.
Selected Quarterly Financial Data
                     09/30/04  06/30/04  03/31/04  12/31/03  09/30/03
----------------------------------------------------------------------
                     (In thousands, except per share and other data)
Summary of
 Operations:
Interest income       $10,328    $9,552    $9,587    $9,657    $9,892
Interest expense        2,611     2,381     2,430     2,648     2,972
----------------------------------------------------------------------
  Net interest
   income               7,717     7,171     7,157     7,009     6,920
----------------------------------------------------------------------
Provision for loan
 losses                     -         -         -         -         -
Other income            1,614     1,490     1,806     1,702     2,865
Other expense           6,287     5,613     5,726     5,829     7,343
----------------------------------------------------------------------
  Income before
   income tax
   expense              3,044     3,048     3,237     2,882     2,442
Income tax expense        983       928     1,111       995       760
----------------------------------------------------------------------
  Net income           $2,061    $2,120    $2,126    $1,887    $1,682
======================================================================
Net interest income
 on a tax-equivalent
 basis                 $7,760    $7,214    $7,202    $7,058    $6,968
Selected Average
 Balances:
Total assets         $770,782  $736,898  $728,652  $737,396  $747,402
Earning assets        710,407   677,527   667,516   676,372   687,329
Loans                 572,102   551,675   541,549   537,223   529,761
Deposits              572,119   561,141   555,406   563,836   573,422
Stockholders' equity   79,710    78,647    77,814    75,906    74,281
Performance Ratios:
Return on average
 assets ("ROA")          1.06%     1.16%     1.17%     1.02%     0.89%
Return on average
 equity ("ROE")         10.29%    10.84%    10.99%     9.86%     8.99%
Net interest margin      4.35%     4.28%     4.34%     4.14%     4.02%
Efficiency ratio
 (excluding the
 following items:)      67.16%    64.55%    65.09%    66.42%    66.94%
Loss on early
 retirement of debt
 included in other
 expense                   $-        $-        $-        $-    $1,438
Securities gains
 (losses) included
 in other income           $6       $(1)       $2       $11    $1,047
Other gains (losses)
 included in other
 income                    $7       $10      $210      $(27)     $(35)
Average loans to
 average earning
 assets                 80.53%    81.42%    81.13%    79.43%    77.08%
Average loans to
 average deposits      100.00%    98.31%    97.51%    95.28%    92.39%
Average equity to
 average assets         10.34%    10.67%    10.68%    10.29%     9.94%
Per Share Ratios:
Net income - basic      $0.21     $0.23     $0.22     $0.19     $0.19
Net income - diluted     0.21      0.22      0.22      0.19      0.18
Dividends declared       0.10      0.07      0.07      0.07      0.05
Dividend payout
 ratio                  46.10%    31.39%    31.32%    35.18%    28.09%
Book value at end of
 period                 $8.46     $8.19     $8.26     $8.02     $7.87
Common Share Data:
Outstanding at
 period end         9,500,720 9,496,360 9,514,240 9,484,660 9,452,584
Weighted average
 outstanding        9,491,439 9,515,438 9,500,031 9,476,158 9,445,852
Diluted weighted
 average
 outstanding        9,608,360 9,640,837 9,689,580 9,686,617 9,615,852
Selected Period
 End Balances:
Total assets         $797,098  $739,237  $735,299  $730,741  $735,715
Earning assets        735,072   679,232   675,293   666,488   671,927
Loans                 600,450   554,524   549,149   538,644   531,551
Allowance for loan
 losses                 9,562     9,609     9,730    10,139    10,426
Deposits              575,775   565,613   556,853   556,917   563,412
Stockholders' equity   80,370    77,735    78,611    76,062    74,411
Selected Asset
 Quality Factors:
Nonaccrual loans       $3,857    $4,484    $4,868    $7,048    $7,230
Loans 90 days or
 more past due and
 still accruing            10         9         -         -         -
Other impaired loans
 (troubled-debt
 restructurings)        2,170     2,179     2,188     1,168     1,176
Other real estate &
 repossessions          4,310     4,298     4,376     4,578     3,918
Asset Quality
 Ratios:
Net charge-offs to
 average loans
 (annualized YTD)        0.14%     0.19%     0.30%     0.36%     0.41%
Nonperforming loans
 to total loans          1.01%     1.20%     1.28%     1.53%     1.58%
Nonperforming assets
 to total assets         1.30%     1.48%     1.55%     1.75%     1.68%
Allowance for loan
 losses to total
 loans                   1.59%     1.73%     1.77%     1.88%     1.96%
Allowance for loan
 losses to
 nonperforming loans   158.40%   144.03%   137.90%   123.41%   124.03%


PAB Bankshares, Inc.
Selected Year To  Date Financial Data
                     09/30/04  06/30/04  03/31/04  12/31/03  09/30/03
----------------------------------------------------------------------
                     (In thousands, except per share and other data)
Summary of
 Operations:
Interest income       $29,467   $19,139    $9,587   $40,040   $30,383
Interest expense        7,422     4,811     2,430    12,467     9,819
----------------------------------------------------------------------
  Net interest
   income              22,045    14,328     7,157    27,573    20,564
----------------------------------------------------------------------
Provision for loan
 losses                     -         -         -         -         -
Other income            4,910     3,296     1,806     8,616     6,913
Other expense          17,626    11,339     5,726    25,702    19,873
----------------------------------------------------------------------
  Income before
   income tax
   expense              9,329     6,285     3,237    10,487     7,604
Income tax expense      3,022     2,039     1,111     3,361     2,366
----------------------------------------------------------------------
  Net income           $6,307    $4,246    $2,126    $7,126    $5,238
======================================================================
Net interest income
 on a tax-equivalent
 basis                $22,177   $14,416    $7,202   $27,759   $20,701
Selected Average
 Balances:
Total assets         $746,485  $732,762  $728,652  $736,367  $736,020
Earning assets        686,269   672,521   667,516   675,718   675,497
Loans                 556,197   546,612   541,549   540,787   541,987
Deposits              563,871   558,274   555,406   576,871   581,264
Stockholders' equity   78,727    78,230    77,814    74,229    73,663
Performance Ratios:
Return on average
 assets ("ROA")          1.13%     1.17%     1.17%     0.97%     0.95%
Return on average
 equity ("ROE")         10.70%    10.91%    10.99%     9.60%     9.51%
Net interest margin      4.32%     4.31%     4.34%     4.11%     4.10%
Efficiency ratio
 (excluding the
 following items:)      65.64%    64.82%    65.09%    68.90%    69.73%
Loss on early
 retirement of debt
 included in other
 expense                   $-        $-        $-    $1,438    $1,438
Securities gains
 included in other
 income                    $6        $1        $2    $1,416    $1,405
Other gains (losses)
 included in other
 income                  $227      $220      $210     $(256)    $(229)
Average loans to
 average earning
 assets                 81.05%    81.28%    81.13%    80.03%    80.24%
Average loans to
 average deposits       98.64%    97.91%    97.51%    93.74%    93.24%
Average equity to
 average assets         10.55%    10.68%    10.68%    10.08%    10.01%
Per Share Ratios:
Net income - basic      $0.66     $0.45     $0.22     $0.75     $0.56
Net income - diluted     0.65      0.44      0.22      0.74      0.55
Dividends declared       0.24      0.14      0.07      0.18      0.11
Dividend payout
 ratio                  36.18%    31.36%    31.32%    23.89%    19.82%
Common Share Data:
Weighted average
 outstanding        9,502,263 9,507,735 9,500,031 9,446,142 9,436,026
Diluted weighted
 average
 outstanding        9,646,383 9,665,757 9,689,580 9,587,187 9,547,265

    CONTACT: PAB Bankshares, Inc., Valdosta
             Donald "Jay" Torbert, Jr., 229-241-2775, ext. 266
             jayt@parkavebank.com